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                                                                   EXHIBIT 23(1)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement of First Security Corporation on Form S-4 of our report dated February 24, 1999, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Salt Lake City, Utah
April 30, 1999